Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated January 21, 2025, relating to the financial statements of Silver Pegasus Acquisition Corp. as of December 31, 2024 and for the period from June 5, 2024 (inception) through December 31, 2024 which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 21, 2025